Exhibit 3.4

BYLAWS

OF

GEOPHYSICAL DEVELOPMENT CORPORATION

ARTICLE I

OFFICES

Section 1.               The name of the Corporation is Geophysical Development Corporation.

Section 2.               The principal office of the Corporation shall be in the City of Houston, County of Harris, State of Texas.

Section 3.               The Corporation may also have offices at such other places both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               All meetings of the shareholders for the election of Directors shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors; at least ten (10) and not more than fifty (50) days notice shall be given to the shareholders of the place so fixed. Any directorship to be filled, by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. Meetings of shareholders for any other purpose may be held at such a time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               The annual meeting of shareholders shall be held during the last month of the fiscal year of the Corporation at a time and on a day to be selected by the Board of Directors. At the meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The right of cumulative voting for Directors of the Corporation is expressly prohibited.

Section 3.               Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten (10) days, but not more than fifty (50) days, before the date of the meeting, and shall state the place, day and hour of the meeting.

Section 4.               The officer who has charge of the stock transfer books of the Corporation shall prepare, at least ten (10) days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each shareholder. Such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

Section 5.               Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors or by the President of the Corporation or by the holders of not less than one-tenth (1/10) of all shares entitled to vote at such meetings. A request for a special meeting shall be directed to the Secretary of the Corporation and such request shall state the purpose or purposes of the proposed meeting.

Section 6.               Written notice of a special meeting of the shareholders stating the place, day, hour, and purpose or purposes of such meeting, shall be given to each shareholder of record entitled to vote thereat, at least ten (10) days before the date fixed for the meeting and not more than fifty (50) days before the date of the meeting.

Section 7.               Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 8.               The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At a reconvened meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting in accordance with the original notice thereof.

Section 9.               When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes of the State of Texas or of the Articles of-Incorporation of the Corporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.              Each holder of an outstanding share shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share having voting rights held by such shareholder, but no proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Except where the transfer books of the Corporation have been closed, or when a date has been fixed as a record date for the determination of the shareholders entitled to vote, no share which has been transferred on the books of the Corporation within twenty (20) days preceding time scheduled for the election of Directors, shall be voted in the election of Directors.

Section 11.             Any action required by statute to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

ARTICLE III

DIRECTORS

Section 1.               The number of Directors which shall constitute the whole Board shall not be less than one (1). Subject to such limitation, the number of Directors shall be four (4), but the number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until such time as such Director may be removed as hereinafter provided. Directors need not be residents of the State of Texas nor need they be shareholders.

Section 2.               Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 3.               The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful, acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 4.               Any Director of the Corporation may be removed by a majority vote of the Board of Directors of the Corporation at any meeting called for such purpose, whether the term of the Director has expired or not.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.               The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 6.               The first meeting of each newly elected Board of Directors shall be held immediately after the adjournment of the annual meeting of shareholders at the place where the annual meeting of the shareholders is held unless the newly elected Board of Directors shall fix another time and place for such meeting, and no notice to the newly elected Directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present. All Directors elected at the preceding annual meeting of shareholders and all officers of the Corporation shall continue to hold office until the newly elected Board of Directors shall hold its first meeting. If the first meeting of Directors is not held immediately after the adjournment of the annual meeting of shareholders, then the first meeting of the newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the Directors.

Section 7.               Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board.

Section 8.               Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or by the President of the Corporation or by the Secretary of the Corporation on written request of two Directors. Written, telegraphic, personal or telephonic notice of special meetings of the Board of Directors shall be given to each Director at least one day before the date of the meeting.

Section 9.               At all meetings of the Board of Directors a majority of the number of Directors fixed by the Bylaws shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting .of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.             The annual meeting of directors shall be held during the last month of the fiscal year of the Corporation at a time and on a day to be selected by the Board of Directors. At the meeting the directors shall elect a Chairman of the Board of Directors and transact such other business as may properly be brought before ..the meeting. The right of cumulative voting for Directors of the Corporation is expressly prohibited.

COMMITTEES OF DIRECTORS

Section 10.             The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws may designate an executive committee which shall consist of two or more of the Directors of the Corporation, and, to the extent provided in such resolution, said executive committee shall have and may exercise such authority of the Board of Directors in handling the business and affairs of the Corporation as such resolution may delegate to it except where action of the Board of Directors is specified by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The designation of such committee and the delegation of authority to it shall not operate to relieve the Board of Directors, .or any member thereof, of any responsibility imposed upon it or him by law.  Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of Directors fixed by the Bylaws whenever in the judgment of the Board the best interests of the Corporation will be served thereby.

Section 11.            The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

COMPENSATION OF DIRECTORS

Section 12.             The Directors may be paid their expenses, if any, of attendance at each meeting of the board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICE

Section 1.               Any notice to shareholders shall be in writing and shall be delivered personally or mailed to shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to shareholders may also be given by telegram.

Section 2.               Whenever any notice is required to be given under the provisions of the statutes of the State of Texas or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice before or after the time stated therein shall be equivalent to such notice. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Corporation.

ARTICLE V

OFFICERS

Section 1.               The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Vice-President, Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, an Assistant President, additional Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Section 2.               The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice-Presidents, a Secretary and a Treasurer.  It shall not be a requirement for any officer to also be a member of the Board.

Section 3.               The Board of Directors may appoint such other officers and assistant officers and agents as it shall deem necessary. All other assistant officers and agents of the Corporation shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be set forth in these Bylaws and otherwise determined from time to time by the Board by resolution not inconsistent with these Bylaws.

Section 4.               The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.               The officers of the Corporation shall hold office until their successors are elected or appointed and qualified.  Any officer elected or appointed by the Board or Directors may be removed for cause, at any time by the affirmative vote of- a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by resignation, removal or otherwise shall be filled by the Board of Directors.

THE PRESIDENT

Section 6.               The President shall be the chief executive officer. Corporation, shall be a member of the executive committee if such committee has been designated, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the shareholders and Board of Directors.

Section 7.               The President shall execute bonds, mortgage and other contracts as may be required in accordance with actions of the Board of Directors except where required or permitted by law to be otherwise and executed and except where the signing and execution thereof expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE PRESIDENTS

Section 8.               The Vice-Presidents in order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such duties and have such authority and powers as the President or the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.               The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer.

Section 10.             The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such duties and have such powers as the Secretary or the Board of Directors may from time to time prescribe

THE TREASURER AND ASSISTANT TREASURERS

Section 11.             The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 12.             The Treasurer shall disburse the funds of the Corporation in accordance with the orders of the Board of Directors, taking proper vouchers for disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 13.             If required by the Board of Directors, the Treasurer and Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

Section 14.             The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such duties and have such powers as the Treasurer or the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section l.                Every holder of a share or shares in the Corporation shall be entitled to have a certificate or certificates, signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, representing the number- of shares owned by him or her in the Corporation.

LOST OR DESTROYED CERTIFICATES REPRESENTING SHARES

Section 2.               The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the claimant of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond with a surety satisfactory to the Corporation in such sum as it may direct to indemnify it against any claim, liability or expense resulting from the alleged loss or destruction of such certificate or certificates.

TRANSFER OF CERTIFICATES REPRESENTING SHARES

Section 3.               Upon surrender to the Corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession., assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Except as provided in

Section 2 of this Article, or except as ordered by a court of competent jurisdiction, no such new certificate shall be issued in the case of such transfer otherwise than as herein provided.

CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

Section 4.               For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting- of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose which is proper under applicable statute or these Bylaws, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting: of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date of the meeting of the Board of Directors at which the resolution of the Board of Directors declaring such dividend is adopted, shall be the date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof except where the determination has been made through the dosing of stock transfer books and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

Section 5.               The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

Section 6.               The preemptive rights of shareholders to acquire, purchase, or subscribe for any unissued or treasury shares of the Corporation are expressly denied.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation’s own shares, but only out of the unreserved and unrestricted earned surplus of the Corporation in the case of cash or property dividends, and in the case of share dividends out of treasury shares that have been reacquired out of surplus or, if the statutory requirements be met, out of its own authorized but unissued shares, provided that nothing herein shall limit the Corporation’s power to make distributions in partial liquidation in accordance with the provisions of Article 2.40 of the Texas Business Corporation Act as the same now reads, and as hereafter amended.

Section 2.               Subject to limitations on the authority of the board of Directors by provisions of law or the Articles of Incorporation, declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

Section 3.               Before declaration of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 4.               The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 5.               All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 6.               The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 7.               The corporate seal shall be circular in form, shall have the name of the Corporation inscribed around the outer margin, and shall have a star set in the center. The seal may be used by causing it, or a facsimile thereof, to be impressed on, affixed to, or in other manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

ARTICLE VIII

AMENDMENTS

Section 1.               These Bylaws may be altered, amended, or repealed, or new bylaws may be adopted by act of a majority of the Board of Directors or by act of a majority of the shareholders. This action may be taken at any regular or special meeting of the Board of Directors or of the shareholders if notice of such proposed action be contained in the notice of such meeting.

Section 2.               While the power to alter, amend, or repeal the Bylaws or to adopt new bylaws of the Corporation is vested in the Board of Directors, the same right shall be exercised by the shareholders and is superior to the powers vested in the Board of Directors, and the shareholders shall have the power to revoke, repeal, or set aside and annul the action of the Board of Directors by a majority vote of the share holders, in this regard, at any annual or special meeting called for the said purpose.

ARTICLE IX

MISCELLANEOUS PROVISIONS OF DIRECTORS

Section 1.               Each Director and each officer of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of his or her being or having been a Director or an officer of the Corporation, whether or not he or she continues to be such a Director or officer at the time of incurring such expense, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his or her duties as such officer or Director. Such right of indemnification shall not be deemed exclusive of any other rights to which he or she may be entitled hereunder or under any other bylaw, agreement, vote of stockholders, or otherwise. The Corporation shall have the right to intervene in and defend such actions, suits or proceedings brought against any present or former Director or officer of the Corporation. Whenever in this paragraph a Director or officer is referred to, such reference shall be inclusive of his or her heirs, executors and administrators.

Section 2.               A Director of this Corporation, or a member of any committee designated by the Board of Directors pursuant to authority conferred by these Bylaws, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected .with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 3.               No contract or other transaction between the Corporation and any person, firm association or corporation and no other act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Directors of the Corporation are directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act, or related to or interested in either as Director, stockholder, officer, employee, member, or otherwise; such person, firm association or corporation.  Any Director of the Corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction or other act is taken, and if such fact shall be so disclosed or known, any Director of this Corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he or she were not so related or interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he or she is also a director of such subsidiary or affiliated corporation.

Section 4.               The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any special meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon the shareholders, as though it had been approved or ratified by every shareholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors’ interest, or for any other reason.